Exhibit 10.15

Execution Version

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is entered into as of January 27, 2021, by and among FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), Property Solutions Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”), Property Solutions Acquisition Corp., a Delaware corporation (“PSAC” or “Acquiror”) and the other stockholders of PSAC set forth on Schedule I hereto (such individuals, together with Sponsor, each a “Sponsor Stockholder”, and collectively, the “Sponsor Stockholders”). The Company, the Sponsor Stockholders and PSAC are sometimes referred to herein as a “Party” and collectively as the “Parties”.

W I T N E S S E T H :

WHEREAS, as of the date hereof, each of the Sponsor Stockholders “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Class A common stock, par value $0.0001 per share and Class B common stock, par value $0.0001 per share (collectively, the “Acquiror Common Stock”), of PSAC, set forth opposite such Sponsor Stockholder’s name on Schedule I hereto (such shares of Acquiror Common Stock, together with any other shares of Acquiror Common Stock, the voting power over which is acquired by a Sponsor Stockholder during the period from the date hereof through the date on which this Agreement terminates in accordance with Section 6.1 hereof (such period, the “Voting Period”, and such shares of Acquiror Common Stock are collectively referred to herein as the “Subject Shares”);

WHEREAS, the Company and PSAC propose to enter into an agreement and plan of merger with PSAC Merger Sub Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly-owned, direct subsidiary of Acquiror (“Merger Sub”), dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, at the Closing, Merger Sub will merge with and into the Company, with the Company surviving as the surviving entity and a wholly-owned subsidiary of Acquiror; and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Sponsor Stockholders and PSAC are executing this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Shares. Each Sponsor Stockholder hereby unconditionally and irrevocably agrees that, during the Voting Period, at any duly called meeting of the stockholders of PSAC (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of PSAC requested by PSAC’s board of directors or undertaken as contemplated by the Transactions, such Sponsor Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Sponsor Stockholder shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (a) in favor of the adoption of the Merger Agreement and approval of the Transactions (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would result in a breach in any respect of any representation, warranty, covenant, obligation or agreement of Acquiror contained in the Merger Agreement, (c) in favor of the proposals set forth in the Proxy Statement, and (d) except as set forth in the Proxy Statement, against the following actions or proposals: (i) any proposal in opposition to approval of the Merger Agreement or in competition with or materially inconsistent with the Merger Agreement; and (ii) (A)  any amendment of the certificate of incorporation or bylaws of PSAC; (B) any change in PSAC’s corporate structure or business; or (C) any other action or proposal involving PSAC or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions in any material respect or would reasonably be expected to result in any of PSAC’s closing conditions or obligations under the Merger Agreement not being satisfied. Each of the Sponsor Stockholders agrees not to, and shall cause its affiliates not to, enter into any agreement, commitment or arrangement with any person, the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article II.

Section 2.2 No Obligation as Director or Officer. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent or other representative (collectively, “Representatives”) of any Sponsor Stockholder or by any Sponsor Stockholder that is a natural person, in each case, in his or her capacity as a director or officer of PSAC. Each Sponsor Stockholder is executing this Agreement solely in such capacity as a record or beneficial holder of shares of Acquiror Common Stock.

ARTICLE III

OTHER COVENANTS

Section 3.1 Generally.

(a) Except as contemplated by the Merger Agreement and each ancillary agreement to the Merger Agreement, each of the Sponsor Stockholders agrees that during the Voting Period it shall not, and shall cause its affiliates not to, without the Company’s prior written consent (except to a permitted transferee as set forth in Section 4.3 of that certain Stock Escrow Agreement, dated as of July 21, 2020, by and among PSAC, Continental Stock Transfer & Trust Company and such Sponsor Stockholder (the “Escrow Agreement”), who agrees in writing to be bound by the terms of this Agreement), (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares; (iii) permit to exist any Lien of any nature whatsoever with respect to any or all of the Subject Shares; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Sponsor Stockholder’s ability to perform its obligations under this Agreement. Notwithstanding the foregoing, (i) if a Sponsor Stockholder is a natural person, such Sponsor Stockholder may Transfer any such Subject Shares (A) to any member of such Sponsor Stockholder’s immediate family, or to a trust for the benefit of such Sponsor Stockholder or any member of such Sponsor Stockholder’s immediate family, the sole trustees of which are such Sponsor Stockholder or any member of such Sponsor Stockholder’s immediate family or (B) by will, other testamentary document or under the laws of intestacy upon the death of such Sponsor Stockholder; or (ii) if a Sponsor Stockholder is an entity, such Sponsor Stockholder may Transfer any Subject Shares to any partner, member, or affiliate of such Sponsor Stockholder, in each case, in accordance with the terms of Sponsor’s and PSAC’s governing documents; provided further, that such transferee of such Subject Shares evidences in a writing reasonably satisfactory to the Company such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Sponsor Stockholder.

(b) In the event of a stock dividend or distribution, or any change in the Acquiror Common Stock or Sponsor Warrants by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares or Sponsor Warrants may be changed or exchanged or which are received in such transaction. Each of the Sponsor Stockholders agrees, while this Agreement is in effect, to notify the Company promptly in writing (including by e-mail) of the number of any additional shares of Acquiror Common Stock acquired by such Sponsor Stockholder, if any, after the date hereof.

(c) Each of the Sponsor Stockholders agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of such Sponsor Stockholder contained in this Agreement inaccurate in any material respect. Each of the Sponsor Stockholders further agrees that it shall use its commercially reasonable efforts to cooperate with the Company to effect the transactions contemplated hereby and the Transactions.

Section 3.2 Standstill Obligations of the Sponsor Stockholders. Each of the Sponsor Stockholders covenants and agrees with the Company that, during the Voting Period:

(a) None of the Sponsor Stockholders shall, nor shall any Sponsor Stockholder act in concert with any person to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the proxy solicitation rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Acquiror Common Stock in connection with any vote or other action with respect to a business combination transaction, other than to recommend that stockholders of PSAC vote in favor of adoption of the Merger Agreement and in favor of approval of the other proposals set forth in the Proxy Statement and any actions required in furtherance thereof and otherwise as expressly provided by Article II of this Agreement.

(b) None of the Sponsor Stockholders shall, nor shall any Sponsor Stockholder act in concert with any person to, deposit any of the Subject Shares in a voting trust or subject any of the Subject Shares to any arrangement or agreement with any person with respect to the voting of the Subject Shares, except as provided by Article II of this Agreement.

Section 3.3 Stop Transfers. Each of the Sponsor Stockholders agrees with, and covenants to, the Company that such Sponsor Stockholder shall not request that PSAC register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Shares during the term of this Agreement without the prior written consent of the Company other than pursuant to a transfer permitted by Section 3.1(a) of this Agreement.

Section 3.4 Consent to Disclosure. Each Sponsor Stockholder hereby consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by PSAC or the Company to any Governmental Authority or to securityholders of PSAC) of such Sponsor Stockholder’s identity and beneficial ownership of Subject Shares and the nature of such Sponsor Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by PSAC or the Company, a copy of this Agreement. Each Sponsor Stockholder will promptly provide any information reasonably requested by PSAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SPONSOR STOCKHOLDERS

Each of the Sponsor Stockholders hereby represents and warrants, severally but not jointly, to the Company as follows:

Section 4.1 Binding Agreement. Such Sponsor Stockholder (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (b) if not a natural person, (i) is a corporation, limited liability company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Sponsor Stockholder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Sponsor Stockholder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of such Sponsor Stockholder, enforceable against such Sponsor Stockholder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 4.2 Ownership of Shares. Schedule I hereto sets forth opposite such Sponsor Stockholder’s name the number of all of the shares of Acquiror Common Stock and the number of all of the Sponsor Warrants over which such Sponsor Stockholder has beneficial ownership as of the date hereof. As of the date hereof, such Sponsor Stockholder is the lawful owner of the shares of Acquiror Common Stock and Sponsor Warrants denoted as being owned by such Sponsor Stockholder on Schedule I and has the sole power to vote or cause to be voted such shares of Acquiror Common Stock and, assuming the exercise of the Sponsor Warrants, the shares of Acquiror Common Stock underlying such Sponsor Warrants. Such Sponsor Stockholder has good and valid title to the Acquiror Common Stock and Sponsor Warrants denoted as being owned by such Sponsor Stockholder on Schedule I, free and clear of any and all pledges, charges, proxies, voting agreements, Liens, adverse claims, options and demands of any nature or kind whatsoever, other than those created by this Agreement, those imposed by the Escrow Agreement and those imposed by applicable Law, including federal and state securities Laws. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Sponsor Stockholder pursuant to arrangements made by such Sponsor Stockholder (except for that certain fee arrangement, dated as of October 28, 2020, among the Sponsor, Riverside Management Group, LLC, and the Company). Except for the shares of Acquiror Common Stock and Sponsor Warrants denoted on Schedule I, as of the date of this Agreement, such Sponsor Stockholder is not a beneficial owner or record holder of any (i) equity securities of PSAC, (ii) securities of PSAC having the right to vote on any matters on which the holders of equity securities of PSAC may vote or which are convertible into or exchangeable for, at any time, equity securities of PSAC, or (iii) options or other rights to acquire from PSAC any equity securities or securities convertible into or exchangeable for equity securities of PSAC.

Section 4.3 No Conflicts.

(a) No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by such Sponsor Stockholder and the consummation by such Sponsor Stockholder of the transactions contemplated hereby. If such Sponsor Stockholder is a natural person, no consent of such Sponsor Stockholder’s spouse is necessary under any “community property” or other Laws in order for such Sponsor Stockholder to enter into and perform its obligations under this Agreement.

(b) None of the execution and delivery of this Agreement by such Sponsor Stockholder, the consummation by such Sponsor Stockholder of the transactions contemplated hereby or compliance by such Sponsor Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of such Sponsor Stockholder, as applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Sponsor Stockholder is a Party or by which such Sponsor Stockholder or any of such Sponsor Stockholder’s Subject Shares or assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, Law, statute, rule or regulation of any Governmental Authority, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Sponsor Stockholder’s ability to perform its obligations under this Agreement in any material respect.

Section 4.4 Reliance by the Company. Such Sponsor Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Sponsor Stockholders.

Section 4.5 No Inconsistent Agreements. Such Sponsor Stockholder hereby covenants and agrees that, except for this Agreement, such Sponsor Stockholder (a) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to such Sponsor Stockholder’s Subject Shares inconsistent with such Sponsor Stockholder’s obligations pursuant to this Agreement, (b) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to such Sponsor Stockholder’s Subject Shares and (c) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of such Sponsor Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing such Sponsor Stockholder from performing any of its material obligations under this Agreement.

Section 4.6. Sponsor Stockholder Has Adequate Information. Such Sponsor Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of PSAC and the Company to make an informed decision regarding the Transactions and has independently and without reliance upon PSAC or the Company and based on such information as such Sponsor Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Sponsor Stockholder acknowledges that the Company has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Sponsor Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Sponsor Stockholder are irrevocable.

Section 4.7. Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of such Sponsor Stockholder, threatened, against such Sponsor Stockholder that would reasonably be expected to impair the ability of such Sponsor Stockholder to perform such Sponsor Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Sponsor Stockholders as follows:

Section 5.1 Binding Agreement. The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands, and is duly organized and validly existing under the Laws of the Cayman Islands. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement, assuming due authorization, execution and delivery hereof by the Sponsor Stockholders, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 5.2 No Conflicts.

(a) No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

(b) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Company, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, Law, statute, rule or regulation of any Governmental Authority, except for any of the foregoing as would not reasonably be expected to impair the Company’s ability to perform its obligations under this Agreement in any material respect.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall automatically terminate, without any further action by any of the Parties, and none of the Company, the Sponsor Stockholders or PSAC shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) as to each Sponsor Stockholder, the mutual written consent of the Company, PSAC and such Sponsor Stockholder, (b) the Closing Date (following the performance of the obligations of the Parties required to be performed on the Closing Date) and (c) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement in accordance with this Section 6.1 shall not prevent any Party hereunder from seeking any remedies (at law or in equity) against another Party or relieve such Party from liability for such Party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Article VI and Article VII (other than the provisions of Section 7.13, which shall terminate) shall survive the termination, in accordance with this Section 6.1, of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Further Assurances. From time to time, at the other Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 7.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

Section 7.4 Amendments, Waivers. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto. At any time prior to the Effective Time, (a) the Sponsor Stockholders and PSAC may (i) extend the time for the performance of any obligation or other act of the Company, (ii) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (iii) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (b) the Company may (i) extend the time for the performance of any obligation or other act of any Sponsor Stockholder, (ii) waive any inaccuracy in the representations and warranties of each Sponsor Stockholder contained herein or in any document delivered by any Sponsor Stockholder pursuant hereto and (iii) waive compliance with any agreement of each Sponsor Stockholder or any condition to their obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.

Section 7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.5):

(a)	If to the Company:

FF Intelligent Mobility Global Holdings Ltd.

18455 S. Figueroa Street

Gardena, CA 90248

Attention: General Counsel

Email: jarret.johnson@ff.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

Attention: Vijay Sekhon

Email: vsekhon@sidley.com

(b)	If to any of the Sponsor Stockholders or PSAC:

Property Solutions Acquisition Corp.

654 Madison Avenue, Suite 1009

New York, New York 10065

Attention: Jordan Vogel; Aaron Feldman

E-mail: jordan@benchmarkrealestate.com; aaron@benchmarkrealestate.com with copies to:

Riverside Management Group, LLC

50 West Street, Suite 40 C

New York, New York 10006

Attention: Philip Kassin

E-mail: pkassin@rmginvestments.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention: David S. Allinson; Ryan J. Maierson

E-mail: david.allinson@lw.com; ryan.maierson@lw.com

Section 7.6 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby or any of the other Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 7.8 Entire Agreement; Assignment. This Agreement and the schedules hereto (together with the Merger Agreement and each ancillary agreement to the Merger Agreement to which the Parties hereto are parties, to the extent referred to herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for transfers permitted by Section 3.1, this Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties hereto.

Section 7.9 Certificates. Promptly following the date of this Agreement, each Sponsor Stockholder shall advise PSAC’s transfer agent in writing that such Sponsor Stockholder’s Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide PSAC’s transfer agent in writing with such information as is reasonable to ensure compliance with such restrictions.

Section 7.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.11 Interpretation.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) the word “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, and references to a person are also to its permitted successors and assigns, (ix), an “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, (x) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder and (xi) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

Section 7.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 7.13 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 7.14 Waiver of Jury Trial. Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the Parties (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.14.

Section 7.15 Counterparts; Electronic Delivery. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

Section 7.16 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among PSAC, the Sponsor Stockholders and the Company, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the Parties. Without limiting the generality of the foregoing sentence, each of the Sponsor Stockholders (a) is entering into this Agreement solely on its own behalf and shall not have any obligation to perform on behalf of any other holder of Acquiror Common Stock or any liability (regardless of the legal theory advanced) for any breach of this Agreement by any other holder of Acquiror Common Stock and (b) by entering into this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law. Each of the Sponsor Stockholders has acted independently regarding its decision to enter into this Agreement and regarding its investment in PSAC.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, PSAC and the Sponsor Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

FF INTELLIGENT MOBILITY GLOBAL HOLDINGS LTD.

By:
Name:
Title:

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the Company, PSAC and the Sponsor Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

PROPERTY SOLUTIONS ACQUISITION CORP.

By:
Name:
Title:

IN WITNESS WHEREOF, the Company, PSAC and the Sponsor Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

SPONSOR STOCKHOLDERS:

Property Solutions Acquisition Sponsor LLC

By:
Name: Jordan Vogel
Title: Managing Member

Jordan Vogel

Aaron Feldman

[TBD]

[Signature Page to Sponsor Support Agreement]

SCHEDULE I

Beneficial Ownership of Securities

Stockholders	Aggregate Number of Shares of Acquiror Common Stock	Aggregate Number of Sponsor Warrants
Property Solutions Acquisition Sponsor LLC, Jordan Vogel and Aaron Feldman	6,277,812	483,420